SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /   Preliminary Proxy Statement
         / /   Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)2))
         /X/   Definitive Proxy Statement
         / /   Definitive Additional Materials
         / /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                           ACTIVE APPAREL GROUP, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


                            Robert H. Friedman, Esq.
                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                 (212) 753-7200
--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/   No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------


         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

         / /   Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount Previously Paid:



--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



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         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                           ACTIVE APPAREL GROUP, INC.
                            1350 Broadway, Suite 2300
                               New York, NY 10018

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

             NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Active Apparel Group, Inc. (the "Company") will be held on Friday, June 9, 2000 at 10:00 AM local time at The Doral Park Avenue, 70 Park Avenue (at 38th Street), New York, New York 10016, in the Morgan Room on the 2nd floor, for the following purposes.

             1. To elect six directors to serve until the next annual meeting at which their successors are elected.

             2. To ratify the selection of Berenson & Company, LLP as the Company's auditors.

             3. To transact such other business as may properly come before the meeting and any adjournments thereof and matters incident to the conduct of the Annual Meeting.

             The Board of Directors has fixed the close of business on May 4, 2000 as the record date for the determination of the Company's Common Stock and Class A Common Stock entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof.



                                    IMPORTANT

   Whether or not you expect to attend in person, we urge you to sign, date and return the enclosed proxy at your earliest convenience to ensure the presence of a quorum at the meeting. A self-addressed stamped envelope is enclosed for that purpose. If you send in your proxy and then decide to attend the meeting to vote your stock in person, you may still do so. Your proxy is revocable at your request.

                           ACTIVE APPAREL GROUP, INC.
                            1350 Broadway, Suite 2300
                               New York, NY 10018

                                 PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

             This  Proxy   statement  is  furnished  in   connection   with  the
solicitation of proxies by the Board of Directors (the "Board") of Active Apparel Group, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders to be held on Friday, June 9, 2000 at 10:00 AM local time at The Doral Park Avenue, 70 Park Avenue (at 38th Street), New York, New York 10016, in the Morgan Room on the 2nd floor, and at any adjournments thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

             When a proxy is returned properly signed, the shares represented thereby will be voted by the proxies in accordance with the shareholder's directions. If the proxy is signed and returned without choices having been specified, the shares will be voted for the election as directors of the persons named herein, and for the ratification of the selection of Berenson & Company, LLP as the Company's auditors as described in "PROPOSAL 2 -- RATIFICATION OF THE COMPANY'S AUDITORS". If for any reason any of the nominees for election as directors shall become unavailable for election, discretionary authority may be exercised by the proxies to vote for substitutes proposed by the Board of the Company.

             A shareholder giving a proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, or a duly executed later-dated proxy, or by requesting return of the proxy at the Meeting and voting in person.

             Only shareholders of record at the close of business on May 4, 2000 are entitled to notice of, and to vote at the Meeting. As of May 4, 2000 there were outstanding 2,492,581 shares of the Company's Common Stock, $.002 par value per share (the "Common Stock"), each of which is entitled to one vote per share at the Meeting; and there were 100,000 shares of the Company's Class A Common Stock, $.01 par value per share (the "Class A Stock"), each of which is entitled to five (5) votes per share at the Meeting. A majority of the outstanding shares of Common Stock and Class A Stock, combined, present in person or by proxy is required for a quorum. Broker "non-votes" and the shares as to which a shareholder abstains are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. Proxies marked as abstaining with respect to the proposal to ratify the appointment of independent auditors will have the effect of a vote against such proposal.

             The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telefax or similar transmission. The Company will reimburse record holders for expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

             The approximate date on which the enclosed form of proxy and this proxy statement are first being sent to shareholders is May 12, 2000.

PROPOSAL 1 -- ELECTION OF DIRECTORS

             Directors are elected by a plurality of the votes cast by the shareholders of the Company at a meeting at which a quorum of shares is represented. Each director shall serve until the next annual meeting of shareholders and until the successor of such director shall have been elected and qualified. The names of, and certain information, as of May 4, 2000, with respect to, the persons nominated for election as directors are presented below.

             If no contrary instructions are indicated, proxies will be voted for the election of George Horowitz, James Anderson, Rita Cinque Kriss, Larry Kring, Edward Epstein and Angelo Giusti, the six nominees of the Board. All of the nominees are currently directors of the Company. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the Meeting, the proxies will be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees selected by the Board.

                The Board has unanimously approved the above-named nominees for directors. The Board recommends a vote FOR all of these nominees.


                                   MANAGEMENT

Directors and Executive Officers

    Name                 Age    Year of First              Position
                                Election

    George Horowitz      50     1992             President; Chief Executive
                                                 Officer; Chairman of the Board;
                                                 Treasurer; Director(1)
    James Anderson       63     1992             Vice Chairman of the Board;
                                                 Director(1)(2)
    Rita Cinque Kriss    34     1994             Executive Vice President;
                                                 Secretary of the Company;
                                                 Director(3)
    Larry Kring          59     1993             Director(2)(3)
    Edward Epstein       60     1996             Director(2)(3)
    Angelo Giusti        49     1997             Director(2)


(1)         Member of the Executive Committee of the Board
(2)         Member of the Compensation Committee of the Board
(3)         Member of the Audit Committee of the Board

                  Mr. George Horowitz is the Chairman, Chief Executive Officer ("CEO")and President of the Company and has served in such capacities since his founding of the Company in 1992. Mr. Horowitz, formerly an educator, entered the apparel industry in 1976. Mr. Horowitz was employed by Golden Touch Imports, Inc., an apparel company in New York City, where he served as Vice President of Operations and was a shareholder of that company. The media frequently calls upon Mr. Horowitz for his views on issues pertaining to the Company and the industry in general. He has appeared on numerous television talk shows, such as CNBC's "Squawk Box" and "Market Wrap," CNN's "Business Day" and "Moneyline News Hour with Lou Dobbs," and Fox News Channel's "Cavuto Business Report," among others. He has been included in the Sportstyle Magazine's Top 100 most influential people in the sporting goods industry for 3 consecutive years. He is currently serving on the Executive Committee for the Sports Apparel Product Council of the Sporting Goods Manufacturers Association. Mr. Horowitz is also a member of the International Radio and Television Society Foundation, Inc. He has been a speaker for several industry events, including the Women's Wear Daily CEO Annual Summit and the Fashion Round Table. Mr. Horowitz was chosen along with other selected top leaders in the fashion industry to join President Clinton for an evening celebrating The William Jefferson Clinton Presidential Library Foundation. He serves as a member of the Benefit Committee of Fashion and Media Leaders for the NOW Legal Defense and Education Fund. Mr. Horowitz has been involved in various civic and sports related activities. He is a member of the Three Miles of Men Honorary Committee for The Susan G. Komen Breast Cancer Foundation New York City Race for the Cure. He has also served in different capacities as a leader and a mentor to the youth in his community.

                Mr. Anderson has been a director of the Company since August 1992 and was Chairman of the Board from January 1994 through December 1995. Since January 1996, he has been Vice-Chairman of the Board. Since August 1996, he has been Managing Partner of Millenium Venture Management LLC. Since July 1987, he has been a management consultant in restructuring businesses. From 1981 to 1987, he was President of Pacific First Financial Corp. and Pacific First Federal Savings Bank and, in 1984, also became chairman of the board and CEO of each company. He has served on the boards of directors of numerous businesses, civic, arts and educational organizations and is a member of the Whitman College Board of Overseers. He is currently a member of the Board of Directors of the Washington Hospital Insurance Fund and the Washington Casualty Company and Chairman of the Board of Directors of Reality Based Learning Corp.

                Ms. Cinque Kriss has been Executive Vice President and a director of the Company since May 1994. From April 1993 to May 1994, she was Vice President-Operations of the Company, and from August 1992 to April 1993, she served as a consultant to the Company in operations management. From November 1990 to August 1992, Ms. Cinque Kriss was the President of ITEW, Ltd., a management consulting company in the apparel industry. In 1986, she was a founding member of Women in International Trade, an organization created to promote international trade, where she served as a director from January 1990 to January 1993.

                Mr. Kring has been a director of the Company since January 1993.
Since August 1993, Mr. Kring has been a Group Vice President of Esterline Technologies, a diversified instrumentation, equipment and component manufacturing company listed on the New York Stock Exchange and located in Bellevue, Washington. From July 1978 to July 1993, Mr. Kring was the President and Chief Executive Officer of Heath Tecna Aerospace Company, a manufacturer of aircraft interior and aerospace components and a division of Ciba-Geigy Corporation.

                Mr. Epstein has been a director since January 1996. Mr. Epstein is an attorney admitted to practice law in both New York and Florida. He is an experienced litigator, and has represented clients in all aspects of the garment industry for more than 30 years. He is a member of the bars of the Supreme Court of the State of Florida, the Supreme Court of the State of New York, various United States District Courts and the United States Court of Appeals for the Second Circuit. He is a member of the New York

State Trial Lawyers Association, Association of Trial Lawyers of America and the Florida Academy of Trial Lawyers.

                Mr. Giusti has been a director since January 1997. He has also been Vice President of Operations at the Company since June 1997. From 1984 until June 1997, Mr. Giusti was President of Universal Business Forms, a printing company in New York City. From 1978 to 1984, Mr. Giusti was Sales Manager in New York for Uarco, a national printing company. Mr. Giusti has served on many community boards and activities. He was a New York City Public School teacher and has remained active in local education and in youth sports activities. He is a former President of the Holmdel (Jersey Shore) Pop Warner Football League.

                  The Board of Directors of the Company met six (6) times during the fiscal year ended December 31, 1999. All the directors attended 75% or more of the aggregate number of applicable Board of Directors and committee meetings held during the year.

Compensation of Directors

                  As compensation for their services as directors of the Company, effective January 1, 1995, non-employee directors of the Company receive options to purchase the Company's Common Stock pursuant to the Company's 1995 Non-Employee Director Stock Option Plan. The plan provides for annual automatic grants of options to purchase 3,000 shares of Common Stock to each director serving at the time of the grant who is not an officer or employee of the Company. The Chairman and Secretary of the Board (provided they are not officers or employees of the Company) and the chairperson of a Board committee also receive an automatic grant of options to purchase an additional 200 shares of Common Stock, provided he or she is not an officer or employee of the Company. Each member of a committee of the Board, provided the or she is not an officer or employee of the Company, also receives an automatic grant of options to purchase an additional 100 shares of Common Stock. The exercise price per share for all such options is the fair market value of the shares of Common Stock covered by the option on the date of grant of such option. The term of each option is seven years from the date of grant, and the options vest in three equal installments on the first, second and third anniversaries of the date of grant. Effective January 1, 1998, each non-employee director was to receive a fee of $6,000 payable quarterly at the end of each quarter. For the fiscal year ended December 31, 1999, Mr. James Anderson, Mr. Edward Epstein and Mr. Larry Kring each received a total of $6,000. Directors also receive reimbursement of expenses incurred by them in performing their duties and in attending Board meetings, provided such expenses are reasonable and evidenced by appropriate documentation.


Committees of the Board

                The Board has established three standing committees to assist it in carrying out its responsibilities:

                The members of the Executive Committee of the Board are George Horowitz, its Chairman, and James Anderson. This committee is responsible for such special matters are determined by the Board from time to time. The Executive Committee met four (4) times during the fiscal year ended December 31, 1999. All members of the Executive Committee attended at least 75% of its meetings.

                The members of the Compensation Committee are James Anderson, its Chairman, Larry Kring, Edward Epstein and Angelo Giusti. This committee is responsible for recommending to the Board remuneration for the President and Chief Executive Officer and determining the remuneration of other officers elected by the Board; granting stock options and otherwise administering the Company's stock option plans; and approval and administration of any other compensation plans or agreements. The Compensation Committee met five (5) times during the fiscal year ended December 31, 1999. All members of the Compensation Committee attended at least 75% of its meetings.

                The members of the Audit Committee are Larry Kring, its Chairman, Rita Cinque Kriss and Edward Epstein. This committee is responsible for reviewing the scope and results of the independent accountants' annual examination of the Company's financial statements; reviewing the overall adequacy and conduct of internal controls; and recommending to the Board the appointment of the independent accountants. The Audit Committee met two (2) times during the fiscal year ended December 31, 1999. All members of the Audit Committee attended both its meetings.

Section 16(a) Beneficial Ownership Reporting Compliance.

                Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") reports of ownership of Common Stock and other equity securities of the Company. Officers, directors and more than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 1999, all required Section 16(a) filings by beneficial owners were complied with.


              PROPOSAL 2 -- RATIFICATION OF THE COMPANY'S AUDITORS

                The Board has selected  Berenson & Company LLP  ("Berenson")  as the Company's independent accountants for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Berenson was engaged in May 1995 and has audited the Company's financial statements for the years ended December 31, 1995 through December 31, 1999.

                Shareholder ratification of the selection of Berenson as the Company's independent accountants is not required by the Company's By-laws or otherwise. However, as was true for the 1999 Annual Meeting of Shareholders (at which the shareholders ratified the selection of Berenson), the Board is submitting the selection of Berenson to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders. A representative of Berenson will not be present at the Meeting to make a statement or to be available to respond to appropriate questions.

                The affirmative vote of the holders of shares representing a majority of the votes represented in person or by proxy and entitled to vote at the meeting will be required to ratify the selection of Berenson & Company LLP. The Board of Directors recommends a vote FOR ratification of the selection of Berenson & Company, LLP as the Company's auditors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock and Class A Common Stock as of May 4, 2000 for (i) each of the Company's directors (ii) each of the Company's executive officers (iii) each stockholder known to be the beneficial owner of more than five percent of any class of the Company's voting securities and (iv) all directors and executive officers as a group:

                                                                        Beneficial Ownership
                                                                            Common, and
                                                                         Class A Common (1)

             Name and Address of                                Number (2)              Percentage of
             Beneficial Owner                                   ---------            Outstanding Stock
             ----------------                                                        -----------------
             George Q. Horowitz                                 624,795(3)                 23.7%
                     c/o Active Apparel Group, Inc.
                     1350 Broadway, Suite 2300
                     New York, NY 10018
             James K. Anderson                                  104,662(4)                  4.0%
                     4903 163rd Ave., N.E.
                     Redmond, WA 98052
             Rita Cinque Kriss                                  106,033(5)                  4.0%
                     c/o Active Apparel Group, Inc.
                     1350 Broadway, Suite 2300
                     New York, NY 10018
             Larry Kring                                         29,522(6)                  1.1%
                     3265 126th Ave., N.E.
                     Bellevue, WA 98005
             Edward R. Epstein                                    8,867(7)                   *
                     915 Middle River Drive
                     Suite 419
                     Fort Lauderdale, FL 33304
             Angelo Giusti                                        6,200(8)                   *
                     19 Deer Path
                     Holmdel, NJ 07733

             All directors and                                  880,079(3) (4)             32.3%
             executive officers as a group (6 persons)         (5) (6) (7) (8)

(1) Under rules adopted by the Securities and Exchange Commission, a person is deemed to be a beneficial owner of securities with respect to which such person has or shares: (i) voting power, which includes the power to vote or direct the vote of the security, or (ii) investment power, which includes the power to dispose of or to direct the disposition of the security. Unless otherwise indicated below, the persons named in the table above have sole voting and investment power with respect to all shares beneficially owned.

(2) As of May 4, 2000, there were outstanding 2,492,581 shares of Common Stock and 100,000 shares of Class A Common Stock. The Class A Common Stock, while held by George Horowitz, as they currently are, entitle George Horowitz to five (5) votes for each share held. Thus, while there are 2,592,581 total shares outstanding (not including any unexercised options) this represents 2,992,581 votes.

(3) Consists of (i) 478,128 shares of Common Stock (500 of which are owned by minor children) (ii) 100,000 shares of super-voting Class A Common Stock and (iii) 46,667 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days, including (A) options to purchase 15,000 shares granted by the Company at the exercise price of $2.23 per share, which expire on November 3, 2005,
          (B) options to purchase 25,000 shares at an exercise price $2.23 per share, which expire on November 7, 2006, and (C) options to purchase 6,667 shares at an exercise price of $3.97 per share, which expire March 22, 2009.

(4) Consists of (i) 84,300 shares of Common Stock of which Mr. Anderson owns 44,300 shares of Common Stock with his wife, as joint tenants, and (ii) 20,362 shares of Common Stock issuable upon exercise of options excercisable currently or within 60 days, including

              (A)     839 shares @ $ 1.75 expires December 31, 2004
              (B)     839 shares @ $ 3.00 expires December 31, 2004
              (C)     839 shares @ $ 5.00 expires December 31, 2004
              (D)     839 shares @ $ 6.25 expires December 31, 2004
              (E)   4,706 shares @ $ 0.85 expires December 31, 2003
              (F)   3,200 shares @ $ 2.23 expires November 3, 2002
              (G)   3,200 shares @ $ 2.23 expires January 2, 2003
              (H)   3,100 shares @ $ 2.23 expires January 3, 2004
              (I)   1,733 shares @ $ 3.59 expires January 2, 2005
              (J)   1,067 shares @ $ 9.38 expires January 3, 2006

(5) Consists of (i) 77,200 shares of Common Stock and (ii) 28,833 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days including (A) options to purchase 10,500 shares of Common Stock at an exercise price of $2.23 per share, which expire on November 3, 2005 and (B) 15,000 shares of Common Stock at an exercise price of $2.23 per share, which expire on December 13, 2006 and (C) 3,333 shares of Common Stock, at an exercise price of $3.97 per share which expire March 22, 2009.

(6)      Consists of (i) 10,338 shares of Common Stock and (ii) 19,184 shares of
         Common  Stock   issuable   upon  the  exercise  of  options   currently
         exercisable or within 60 days, including

              (A)     839 shares @ $ 1.75 expires December 31, 2004
              (B)     839 shares @ $ 3.00 expires December 31, 2004
              (C)     839 shares @ $ 5.00 expires December 31, 2004
              (D)     839 shares @ $ 6.25 expires December 31, 2004
              (E)   3,762 shares @ $ 0.85 expires December 31, 2003
              (F)   3,100 shares @ $ 2.23 expires November 3, 2002
              (G)   3,100 shares @ $ 2.23 expires January 2, 2003
              (H)   3,100 shares @ $ 2.23 expires January 3, 2004
              (I)   1,733 shares @ $ 3.59 expires January 2, 2005
              (J)   1,033 shares @ $ 9.38 expires January 3, 2006

(7) Consists of 8,867 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days, including (A) options to purchase 3,000 shares of Common Stock at an exercise price of $2.23 per share, which expire on January 2, 2003 and (B) options to purchase 3,000 shares of Common Stock at an exercise price of $2.23 per share, which expire on January 3, 2004, (C) 1,800 shares of Common Stock at an exercise price of $3.59 which expire January 2, 2005, (D) 1,067 shares at an exercise price of $9.38 which expire January 3, 2006.


(8) Consists of (i) 700 shares of Common Stock and (ii) 5,500 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days, including (A) options to purchase 3,000 shares of Common Stock at an exercise price of $2.23 per share, which expire on January 3, 2004 and (B) options to purchase 1,667 shares of Common Stock at an exercise price of $2.094 per share, which expire on June 6, 2008, (C) 833 shares of Common Stock at an exercise price of $3.97 which expire March 22, 2009.


                             EXECUTIVE COMPENSATION

                The following Summary Compensation Table sets forth certain information concerning total annual compensation paid to George Horowitz, the Company's President, Chief Executive Officer and Treasurer, Rita Cinque Kriss, the Company's Executive Vice President and Secretary and Angelo Giusti, Vice President of Operations (the "Named Executive Officers"), for services rendered in all capacities by them to the Company during fiscal years 1999, 1998 and, 1997.


                           SUMMARY COMPENSATION TABLE

                                                          Annual Compensation                                         Securities
                                                                                     Other Annual     All Other        Underling
                  Name and                                                          Compensation   Compensation      Options(11)
            Principal Positions(1)             Year     Salary ($)    Bonus ($)          ($)             ($)             (#)
            ----------------------             ----     ----------    ---------          ---             ---             ---
George Horowitz
    (President; Chief Executive Officer;       1999      277,697         21,000       21,068(3)         983(6)          40,000
Treasurer)                                     1998      265,000         12,000       19,534(4)         853(6)              0
                                               1997      265,000         18,000       17,257(5)         595(6)              0
Rita Cinque Kriss
    (Executive vice President; Secretary)      1999      128,462         18,265       12,048(7)            0            25,500
                                               1998      140,000             0        20,308(8)            0                0
                                               1997      140,000         12,000(2)     9,565(9)            0                0
Angelo Giusti
 (Vice President of Operations & Director)     1999      121,846         3,000              0              0            3,000
                                               1998      110,000           0                0              0               0
                                               1997       63,139(10)       0                0              0               0


(1) Other than George Horowitz , Rita Cinque Kriss and Angelo Giusti, no Named Executive Officer of the Company was paid more than $100,000 in total salary and bonus for fiscal year 1999, and accordingly, no other Named Executive Officers are included in the table above.
(2) The Company has agreed to pay the amount of tax owed on the bonus payment noted in the column above.
(3) Consists of an aggregate of $21,068 paid to or on behalf of Mr. Horowitz by the Company in fiscal year 1999 in connection with automobile lease installment payments ($15,242), related insurance premiums ($1,422) and parking expenses ($4,404).
(4) Consists of an aggregate of $19,534 paid to or on behalf of Mr. Horowitz by the Company in fiscal year 1998 in connection with automobile lease installment payments ($13,659), related insurance premiums ($1,088) and parking expenses ($4,787).
(5) Consists of an aggregate of $17,257 paid to or on behalf of Mr. Horowitz by the Company in fiscal year 1997 in connection with automobile lease installment payments ($13,660), related insurance premiums ($1,088) and parking expenses ($2,509).
(6) Represents premiums paid by the Company in fiscal year 1999, 1998 and 1997 on term life Insurance policies for the benefit of Mr. Horowitz.
(7) Consists of an aggregate of $12,048 paid to or on behalf of Ms. Cinque Kriss by the Company in fiscal year 1999 in connection with automobile lease installment payments ($9,558), and related insurance premiums ($2,490).
(8) Consists of an aggregate of $12,732 paid to or on behalf of Ms. Cinque Kriss by the Company in fiscal year 1998 in connection with automobile lease installment payments ($8,019), related insurance premiums ($3,806) and parking expenses ($907), and $7,576 for income taxes on 1997 bonus.
(9) Consists of an aggregate of $9,565 paid to or on behalf of Ms. Cinque Kriss by the Company in fiscal year 1997 in connection with automobile lease installment payments ($5,601), related insurance premiums ($1,846) and parking expenses ($2,118).
(10)    Mr. Giusti has been an employee of the Company since June 1997.
(11) See report on repricing of options section for details of repriced options.

Long-Term Incentive and Pension Plans

               The Company currently has no long-term incentive or defined pension plans. The Company offers all employees a 401(k) savings plan that allows the employee to voluntarily defer a certain portion of their income before taxes. The Company pays all the administrative fees for the plan.


Option Grants In Last Fiscal Year


                               Number of         Percent of
                              Securities       Total Options
                              Underlying         Granted To          Exercise Or
                                Options         Employees in          Base Price
          Name                  Granted          Fiscal Year            ($/Sh)        Expiration Date
          ----                  -------          -----------            ------        ---------------

  George Horowitz               20,000                18.5%              $3.97             3/22/09
                                20,000                18.5%              $2.23            12/31/09

  Rita Cinque Kriss             10,000                 9.3%              $3.97             3/22/09
                                10,000                 9.3%              $2.23            12/31/09

  Angelo Giusti                  2,500                 2.3%              $3.97             3/22/09
                                 2,500                 2.3%              $2.23            12/31/09

               There were no other option grants to Named Executive Officers during the year ended December 31, 1999.

Aggregated Option Exercises and Year-End Option Values Table

               No stock options were exercised by the Named Executive Officers during the year ended December 31, 1999. The following sets forth certain information regarding unexercised options held by each of the Named Executive Officers at December 31, 1999.

                         Number of Securities           Value of Unexercised
                        Underlying Unexercised              In-The-Money
                            Options Held at                  Options at
                         December 31, 1999(#)          December 31, 1999($)(1)
                         --------------------          -----------------------

       Name          Exercisable   Unexercisable     Exercisable   Unexercisable
       ----          -----------   -------------     -----------   -------------
George Horowitz         46,667        33,333                 0            0
Rita Cinque Kriss       28,833        16,667                 0            0
Angelo Giusti            5,500         5,000           $   193(2)   $    97

(1) Represents the total realized if all the in-the-money options held at December 31, 1999 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the closing sale price of Common Stock of $ 2.21 per share as reported on the Nasdaq SmallCap Market for December 31, 1999. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

(2) Includes options which are exercisable within 60 days hereof at an exercise price of $2.094.

                              Employment Contracts

         The Company and George Horowitz are parties to an employment agreement, dated as of January 1, 2000 (the "Agreement") pursuant to which Mr. Horowitz will serve as the President and Chief Executive Officer of the Company through December 31, 2005 (the "Term"). Mr. Horowitz's annual salary shall initially be $320,000 (the "Base Salary") and shall be considered for increase by the Board. In addition to the Base Salary, Mr. Horowitz is entitled to an annual cash bonus (the "Cash Bonus") based upon certain "net sales" and "before tax profits" targets. Mr. Horowitz is also entitled to receive under the Agreement a monthly automobile allowance, reimbursement for parking expenses, health and medical insurance, and participation in any retirement, life and disability insurance, dental insurance and any bonus, incentive or profit-sharing plans which the Company makes available from time to time to its executives. The Company has also agreed to include Mr. Horowitz as a named insured in any director or officer liability insurance policy the Company maintains on the same basis as is made available to the directors and other executive officers of the Company. The Agreement generally restricts Mr. Horowitz from disclosing certain confidential information during the Term and for a period of one year following the Term, and further restricts Mr. Horowitz from competing with the Company for a period of one year following the Term. The Agreement may be terminated by Mr. Horowitz for "good reason" or the Company "for cause". If the Agreement is terminated by the Company "for cause" or in the event of the resignation by Mr. Horowitz without "good reason," the obligations of the Company under the Agreement will terminate (except with respect to certain indemnification provisions). In the event of termination of the Agreement by reason of Mr. Horowitz's death, his estate is entitled to receive the pro-rata amount of the Cash Bonus as of the time of his death at the end of the same fiscal year. If Mr. Horowitz's employment is terminated due to a Change of Control (as defined in the Agreement), he will be entitled to a lump sum payment of 2.99 times the sum of the Base Salary, Cash Bonus and benefits, and payment for expenses incurred as a result of such termination and any deferred compensation, including but not limited to deferred bonuses allocated or credited to Mr. Horowitz as of the date of his termination.

Rita Cinque Kriss. The Company and Rita Cinque Kriss are parties to an employment agreement, dated as of August 1, 1994, pursuant to which Ms. Cinque Kriss serves as Executive Vice President of the Company, for which Ms. Cinque Kriss was paid an annual base salary of $70,000 from August 1, 1994 through December 31, 1994, $90,000 from January 1, 1995 through June 30, 1995, $105,000 from July 1, 1995 through December 31, 1995, $125,000 from January 1, 1996 through December 31, 1996, and is paid an annual base salary of $140,000 commencing January 1, 1997 and continuing thereafter through the Term (as defined below) of the agreement, unless increased by the Board on an annual basis during the Term. The initial term of such agreement expired on July 31, 1997 but was and will continue to be renewed for additional one-year periods unless either Ms. Cinque Kriss or the Company gives the other ninety days' prior written notice of non-renewal (as and if so extended, the "Term"). At the discretion of the Board, the Company may also pay Ms. Cinque Kriss a cash bonus on or before December 31 of any year during the Term. In addition to such base salary and contingent cash bonuses, Ms. Cinque Kriss is entitled to receive an automobile allowance of $9,000 annually, reimbursement for parking expenses up to $4,800 annually, health and medical insurance, and is also entitled to participate in any retirement, life and disability insurance, dental insurance and any bonus, incentive or profit-sharing plans which the Company makes available from time to time to its executives. Ms. Cinque Kriss is also entitled to receive reimbursement for all reasonable out-of-pocket expenses that she incurs relating to her services under such agreement. The Company is the beneficiary of a "key-executive" life insurance policy on Rita Cinque Kriss in the amounts of $1,000,000.


                         Report on Repricing of Options

                  On  December  31,  1999,  the  Company's  Board  approved  the cancellation and replacement grant with a new exercise price of previously granted options under the 1993 Employee Stock Option Plan and the 1995 Non-Employee Directors Option Plan (collectively referred to as the "Option Plans") to its directors as follows:

                                          No. of Option       Original Option
                  Director                  Shares             Exercise Price

                  George Horowitz           15,000                 $11.75
                                            25,000                 $14.25

                  James Anderson             3,200                 $11.75
                                             3,200                 $12.50
                                             3,100                 $14.25

                  Rita Cinque-Kriss         10,500                 $11.75
                                            15,000                 $14.75

                  Larry Kring                3,100                 $11.75
                                             3,100                 $12.50
                                             3,100                 $14.75


                  Edward Epstein             3,000                 $12.50
                                             3,000                 $14.75

                  Angelo Giusti              3,000                 $14.75

                  The Board determined that the original option exercise prices shown above were significantly in excess of the then current market price of the Common Stock, and was not fulfilling its designated purpose under their respective Option Plans of providing the various directors incentive to remain in the employ and service of the Company and to stimulate their efforts on behalf of the Company. Accordingly, to restore the purpose for which the options were granted, the exercise price of the options was reduced to $2.23, the average of the high and low trading price of the Common Stock as quoted on the Nasdaq SmallCap Market on December 30, 1999. All replacement options are immediately exercisable and terminate based on their respective original termination date. This action was taken to help restore the incentive value of the options.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Edward R. Epstein, a Director, was paid $93,889 for legal services for the year ending December 31, 1999.

          The Company had a promissory note dated December 23, 1996 with Mr. George Q. Horowitz, President and Chief Executive Officer of the Company, in the amount of $120,000 that was due July 31, 2000. The unpaid principal bears interest at prime plus 1 1/2%. This note was refinanced on December 31, 1999 in the amount of $91,200 and is due on July 31, 2009.


                             SHAREHOLDERS PROPOSALS

In order to be eligible for inclusion in the Company's proxy materials for the next year's annual meeting of shareholders, any shareholder proposal (other than the submission of nominees for directors) must be received by the Company at its principal offices not later than the close of business on January 9, 2001. Management of the Company is allowed to use its discretionary proxy voting authority in connection with any shareholder proposal received by the Company after March 24, 2001 intended for presentation from the floor of the next annual meeting of shareholders.


                                  OTHER MATTERS

          The Board does not intend to present and has not been informed that any other person intends to present any matters for action at the Meeting other than those specifically referred to in this proxy statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereof in accordance with their best judgment.

          A copy of the Company's Form 10-KSB containing the Company's financial statements for the year ending December 31, 1999, as filed with the SEC, was included as part of the Company's Annual Report to Shareholders which is being furnished along with this Proxy Statement to all beneficial shareholders or shareholders of record on May 4, 2000. For further copies, please contact:
Secretary, ACTIVE APPAREL GROUP, INC., 1350 Broadway, Suite 2300, New York, NY 10018.

May 4, 2000

                                          By Order of the Board of Directors

                                          /s/ George Q Horowitz
                                          George Q Horowitz
                                          President, Chief Executive Officer
                                           and Chairman of the Board

                           ACTIVE APPAREL GROUP, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 9, 2000

                  The undersigned hereby appoints each of George Q Horowitz and James Anderson as the undersigned's proxy, with full power of substitution, to vote all of the undersigned's shares of Common Stock and Class A Common Stock in Active Apparel Group, Inc. (the "Company"), at the Annual Meeting of Shareholders of the Company to be held on June 9, 2000 at 10:00 A.M. local time, at The Doral Park Avenue, 70 Park Avenue (at 38th Street), New York, New York 10016 in the Morgan Room on the 2nd floor, or at any adjournment, on the matters described in the Notice of Annual Meeting and Proxy Statement and upon such other business as may properly come before such meeting or any adjournments thereof, hereby revoking any proxies heretofore given.

PROPOSAL 1.   ELECTION OF DIRECTORS:

                                                     WITHHOLD AUTHORITY
                                                     to vote for
                  FOR all nominees                   nominees listed
                  listed below                       below

                      / /                                   / /


         except for the following nominees:
                                            ------------------------------------

         -----------------------------------------------------------------------

         Nominees:    George Horowitz, James Anderson, Rita Cinque Kriss,
                      Larry Kring, Edward Epstein, Angelo Giusti


PROPOSAL 2.   RATIFICATION OF THE COMPANY'S AUDITORS:

              FOR / /                AGAINST   / /               ABSTAIN  / /



                  (continued and to be signed on reverse side)

EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES AND FOR PROPOSAL 2.


                                     Dated:___________, 2000


                                     ----------------------------------
                                     Signature


                                     ----------------------------------
                                     Signature if held jointly


SIGN EXACTLY, AS SET FORTH HEREIN. IF SIGNED AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, INDICATE THE CAPACITY IN WHICH YOU ARE ACTING. PROXIES BY CORPORATIONS SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER AND BEAR CORPORATE SEAL.

PLEASE SIGN AND RETURN THE PROXY CARD PROMPTLY IN ENCLOSED ENVELOPE.


                                       -2-